Exhibit 99.1

Gentherm Names Thomas Stocker as Senior Vice President and

General Manager of its Automotive Climate and Comfort Business

NORTHVILLE, Mich., July 8, 2019 (GLOBE NEWSWIRE) – Gentherm (NASDAQ:THRM), the global market leader and developer of innovative thermal management technologies, today announced that Thomas Stocker will join the Company’s leadership team as Senior Vice President and General Manager of its Automotive Climate and Comfort business, effective September 1, 2019.

In this position, Stocker will lead the Company’s core Automotive global business. He will be responsible for growing the Climate and Comfort portfolio with Gentherm’s OEM customers worldwide, developing and launching new products, and driving profitability. Stocker will report to Phil Eyler, President and CEO of Gentherm, and be based in the Company’s Odelzhausen, Germany office.

“I am extremely pleased that Thomas is joining our executive management team to lead our core Automotive business. He brings deep experience and a proven track record for business growth, launching technology to market, and project execution,” said Eyler. “His unique international background of executive roles within BMW and cutting-edge technology suppliers makes him uniquely qualified to expand our industry leadership in thermal technology and drive growth in our Automotive Climate and Comfort business.”

Stocker comes to Gentherm from HENSOLDT GmbH, a global defense and security electronics company, where he was the Chief Technology Officer and Head of Engineering. At HENSOLDT, he led the setup of change programs that established Agile and Platform development to increase efficiency, time to market, and quality across all functions. Prior to HENSOLDT, Stocker held several senior level business unit leadership positions at Harman International, a global provider of connected car technology and wholly-owned subsidiary of Samsung Electronics. These roles included responsibility for growth, profitability, and technology execution. He was the Senior Vice President and General Manager, BMW focused business unit, responsible for all global Harman and Samsung business related to BMW. Other roles at Harman included Senior Vice President and General Manager, Connected Car Asia Pacific, where he was based in Shanghai and had responsibility for China, Korea, India, and Japan for the division. He was also responsible for the connected car division in Europe as Senior Vice President and General Manager, Infotainment Europe. Prior to that, Stocker held various roles of increasing responsibility at BMW where he led the execution of some of the most advanced technology for the automaker.

Stocker holds a Master’s degree in Electronics from Ravensburg-Weingarten University of Applied Sciences.

Investor Contact

Yijing Brentano

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 13,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that new products may not be feasible, sales may not increase, additional financing requirements may not be available, new competitors may arise or customers may develop their own products to replace the Company’s products, currency exchange rates may change unfavorably, pricing pressures from customers may increase, and other adverse conditions in the industries in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.